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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-19426, 33- 32235, 33-32243, 33-37464,
33-42817,  33-42818,  33-51764, 33-51756, 2-60117,  2-80183,  2-61333,
2-76167,  2-89417, 33-50777, 33-59165, 33-61777 and 33-52197) of Storage
Technology Corporation of our reported dated February 20, 1998 appearing on Page F-26 of this Form 10-K.




PRICE WATERHOUSE LLP

Denver, Colorado
March 5, 1998